UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 4, 2005
(Date of earliest event reported)

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 944-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors, Principal Officers; Election of Directors; Appointment of Principal; Officers

(b)

Michael Francis, an independent director serving on the Board of Directors of Department 56, Inc. (the “Company”) since 2001, has notified the Company that he intends to resign from the Board of Directors effective with the closing of the Company’s previously announced acquisition of Lenox, Inc. Mr. Francis is the Executive Vice President of Marketing for Target Corporation. Target Corporation is a customer of the Company’s and, following the Lenox acquisition, will be a competitor of the Company. Due to the difficult conflict-of- interest issues that this situation would create, Mr. Francis tendered his resignation. Mr. Francis will continue to serve on the Board of Directors until such time as the Lenox acquisition occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

/s/ Timothy J. Schugel
Timothy J. Schugel
Executive Vice President and Chief Financial Officer

Dated: August 10, 2005